UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 31, 2009

HICKS ACQUISITION COMPANY I, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware		20-8521842
(State or other jurisdiction of	001-33704	(I.R.S. Employer
incorporation)	(Commission File Number)	Identification Number)

100 Crescent Court, Suite 1200
Dallas, TX
(Address of principal	75201
executive offices)	(Zip code)
(214) 615-2300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.
On August 2, 2009, Hicks Acquisition Company I, Inc. (the “Company”) entered into an amendment (the “Amendment”) to that certain Underwriting Agreement between the Company and Citigroup Global Markets Inc., as Representative for the Several Underwriters, dated September 27, 2007 (the “Underwriting Agreement”). The Amendment reduced the deferred underwriting fees payable pursuant to the Underwriting Agreement in connection with the Company’s initial public offering from approximately $17.4 million to $5.5 million. A copy of the Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
On July 31, 2009, the Company and Blackstone Capital Partners III Merchant Banking Fund L.P., as Seller Representative, agreed to mutually terminate the previously announced Equity Purchase Agreement dated July 1, 2008 among the Company, GPC Holdings, L.P., Graham Packaging Corporation, Graham Capital Company, Graham Engineering Corporation, BMP/Graham Holdings Corporation, BCP/Graham Holdings L.L.C., GPC Capital Corp. II, GPC Opco GP LLC, Graham Packaging Holdings Company, HH-HACI, L.P., Blackstone Offshore Capital Partners III L.P., Blackstone Family Investment Partnership III L.P., and Blackstone Capital Partners III Merchant Banking Fund L.P., as amended (the “Purchase Agreement”). The terms and conditions of the Purchase Agreement are described in the Current Reports on Form 8-K filed by the Company on July 8, 2008 and January 28, 2009, which are hereby incorporated herein by reference.
On August 2, 2009 the Company entered into a Termination of Purchase Agreement (the “Termination”) with Thomas O. Hicks, the Company’s founder and chairman of the board of directors, and HH-HACI, L.P., an entity controlled by Mr. Hicks (the “Sponsor”), pursuant to which the Co-Investment Securities Purchase Agreement dated as of September 26, 2007 between the Company and Mr. Hicks (the “Co-Investment Agreement”) was terminated. Pursuant to the terms of the Co-Investment Agreement, Mr. Hicks agreed to purchase 2,000,000 co-investment units for a purchase price of $20,000,000 immediately prior to the Company’s closing of an initial business combination. Each co-investment unit would consist of one share of the Company’s common stock and one warrant to purchase one share of common stock. Pursuant to the Termination, Mr. Hicks’ obligation to purchase the co-investment has been terminated. The Termination was done upon the advice of financial advisors to the Company and approved by a committee of independent directors of the Company. A copy of the Termination is attached hereto as Exhibit 10.2 and incorporated herein by reference.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As previously announced, the Company (i) had received a deficiency letter from NYSE Amex LLC (the “Exchange”) indicating that the Company was not in compliance with the Exchange’s annual stockholder meeting requirements and (ii) had been granted a grace period to regain compliance with the Exchange’s continued listing standards. The terms of such letter and grace period are described more fully in the Current Reports on Form 8-K filed by the Company on February 17, 2009 and May 12, 2009, which are hereby incorporated by reference. In view of the special meeting of stockholders that must be called in connection with the transaction discussed in Item 8.01 below (the “Proposed Transaction”), the Company will hold its annual meeting in connection with such special meeting of stockholders to address both the Proposed Transaction and the annual meeting matters. The Company contemplates holding such stockholder meeting by September 28, 2009 in lieu of the previously contemplated August 11, 2009 date.
Item 7.01. Regulation FD Disclosure.
The road show materials related to the Proposed Transaction to be presented to certain existing and potential stockholders of the Company are attached hereto as Exhibit 99.1.
The Company will hold a conference call on August 3, 2009, at 11:00 am Eastern Time, a script of which is attached hereto as Exhibit 99.2. Information regarding participation in the call is included in the press release discussed in Item 8.01 below and attached hereto as Exhibit 99.3.

Item 8.01 Other Events.
On August 3, 2009, the Company issued a press release with respect to its entering into the Purchase and IPO Reorganization Agreement (the “Acquisition Agreement ”), dated as of August 2, 2009, among the Company, Resolute Energy Corporation (“REC”), Resolute Subsidiary Corporation, Resolute Aneth, LLC, Resolute Holdings, LLC, Resolute Holdings Sub, LLC and HH-HACI, L.P., pursuant to which, through a series of transactions, the Company’s stockholders will acquire a majority of the outstanding shares of capital stock of REC. The press release is attached hereto as Exhibit 99.3 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Exhibit

10.1*	Amendment, dated August 2, 2009, to the Underwriting Agreement between the Registrant and Citigroup Global Markets Inc.

10.2*	Termination of Purchase Agreement, dated August 2, 2009, between the Registrant and Thomas O. Hicks.

99.1*	Road Show Materials.

99.2*	Script of the Registrant, dated August 3, 2009.

99.3*	Press Release, dated August 3, 2009

*	Filed herewith.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 3, 2009	Hicks Acquisition Company I, Inc.
	By:	/s/ JOSEPH B. ARMES
Joseph B. Armes
President, Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit

10.1*	Amendment, dated August 2, 2009, to the Underwriting Agreement between the Registrant and Citigroup Global Markets Inc.

10.2*	Termination of Purchase Agreement, dated August 2, 2009, between the Registrant and Thomas O. Hicks.

99.1*	Road Show Materials.

99.2*	Script of the Registrant, dated August 3, 2009.

99.3*	Press Release, dated August 3, 2009

*	Filed herewith.